Exhibit 99.3

News Release

FOR IMMEDIATE RELEASE

Media Contacts:	Claire Gillespie	Investor Contacts:	Teri Loxam
	(267) 305-0932		(908) 740-1986

Michael DeCarbo
(908) 740-1807

Merck Announces Increased Fourth-Quarter Dividend and $10 Billion Share Repurchase Authorization

Increases Quarterly Dividend 15% to $0.55 per Outstanding Share

Enters Into a $5 Billion Accelerated Share Repurchase Program Under Expanded Authorization

KENILWORTH, N.J., Oct. 25, 2018 — Merck (NYSE: MRK), known as MSD outside the United States and Canada, today announced that its Board of Directors has approved a 15 percent increase to the company’s quarterly dividend, raising it to $0.55 per share from $0.48 per share of the company’s outstanding common stock. Payment will be made on Jan. 8, 2019, to shareholders of record at the close of business on Dec. 17, 2018. The Board also authorized an additional $10 billion of treasury stock purchases with no time limit for completion. The company has entered into a $5 billion accelerated share repurchase program under its expanded authorization.

“Increasing the dividend and authorizing additional opportunistic share repurchases are driven by our commitment to a balanced capital allocation strategy and supported by our strong balance sheet and cash flow generation that provide us the flexibility to return cash to shareholders while also investing in our pipeline, innovation and growth,” said Kenneth C. Frazier, chairman and chief executive officer, Merck, “Even with these actions, we will continue to maintain ample capacity for business development, which remains a priority.”

Merck last announced a dividend increase in November 2017, when the Board increased the dividend from $0.47 to $0.48 per common share.

About Merck

For more than a century, Merck, a leading global biopharmaceutical company known as MSD outside of the United States and Canada, has been inventing for life, bringing forward medicines and vaccines for many of the world’s most challenging diseases. Through our prescription medicines, vaccines, biologic therapies and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to health care through far-reaching policies, programs and partnerships. Today, Merck continues to be at the forefront of research to advance the prevention and treatment of diseases that threaten people and communities around the world - including cancer, cardio-metabolic diseases, emerging animal diseases, Alzheimer’s disease and infectious diseases including HIV and Ebola. For more information, visit www.merck.com and connect with us on Twitter, Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statement of Merck & Co., Inc., Kenilworth, N.J., USA

This news release of Merck & Co., Inc., Kenilworth, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s 2017 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

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